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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into Kennametal Inc.'s previously filed registration statements on Form S-8, Registration No. 2-80182, Form S-8, Registration No. 33-25331, Form S-8, Registration No. 33-55768, Form S-8, Registration No. 33-55766, Form S-3, Registration No. 33-61854, Form S-8, Registration No. 33-65023, Form S-8, Registration No. 333-18423, Form S-8, Registration No. 333-18429, Form S-8, Registration No. 333-18437, Form S-3, Registration No. 333-40809, and Form S-8, Registration No. 333-77411, including the prospectuses therein, relating to the Kennametal Inc. Stock Option Plan of 1982, Stock Option and Incentive Plan of 1988, Stock Option and Incentive Plan of 1992, Directors Stock Incentive Plan, Dividend Reinvestment and Stock Purchase Plan (as amended), Performance Bonus Stock Plan of 1995, Thrift Plan, Stock Option and Incentive Plan of 1992 (as amended), Stock Option and Incentive Plan of 1996, Omnibus Shelf Registration Statement and 1999 Stock Plan.


                                                         /s/ Arthur Andersen LLP
                                                        ------------------------
                                                             Arthur Andersen LLP




Pittsburgh, Pennsylvania
September 20, 1999